EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 9, 2004 relating to the consolidated financial statements, which appears in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

August 18, 2004